SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) August 25, 1997


                           UNICO AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
                  State or other jurisdiction of incorporation

       0-3978                                         95-2583928
 (Commission File Number)                 I.R.S. Employer Identification number



            23251 Mulholland Drive, Woodland Hills, California 91364
               (Address of Principal Executive Offices)      (Zip Code)

                                 (818) 591-9800
                          Registrant's telephone number



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Item 4.  Changes in Registrant's Certifying Accountants

Getz, Krycler & Jakubovits was previously the principal accountants for Unico American Corporation. On August 25, 1997, that firm's appointment as principal accountants was terminated. The decision to terminate the appointment was approved by the audit committee of the board of directors.

In connection with the audits of the nine month fiscal year ended December 31, 1996, and the fiscal years ended March 31, 1996, and 1995, and the subsequent unaudited interim period through June 30, 1997, there were no disagreements with Getz, Krycler & Jakubovits on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion the subject matter of the disagreement.

The audit reports of Getz, Krycler & Jakubovits on the consolidated financial statements of Unico American Corporation and subsidiaries as of and for the nine month fiscal year ended December 31, 1996, and the fiscal years ended March 31, 1996, and 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Getz, Krycler & Jakubovits is attached.

On August 25, 1997, KPMG Peat Marwick LLP was engaged as principal accountants for Unico American Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                           Unico American Corporation
                                  (Registrant)

Date   August 27, 1997     By:  /s/  Lester A. Aaron

                                     Lester A. Aaron
                                     Treasurer and Chief
                                     Financial Officer


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                                 EXHIBIT INDEX
                                       To
                           Unico American Corporation
                         Form 8-K Dated August 27, 1997




Exhibit             Description                                  Page

  16                Letter from Getz, Krycler & Jakubovits,        4
                    to the Securities and Exchange Commission dated August 27, 1997



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